EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 11, 2006, relating to the consolidated financial statements, which appear in SoftBrands, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 22, 2007